Filed Pursuant to Rule 424(b)(3)
File No. 333-154844

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 2009

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated November 12, 2008)

Boeing Capital Corporation

$

    % Senior Notes due

    % Senior Notes due

We are offering $             of our     % Senior Notes due 20     (the “20     notes”) and $             of our      % Senior Notes due 20     (the “20     notes,” together with the 20     notes, the “notes”).

The 20     notes will mature on                     , 20     and the 20     notes will mature on                     , in each case, unless redeemed earlier. We will pay interest on the notes semi-annually in arrears on                      and                      of each year, beginning                     , 2010. Interest on the notes will accrue from October     , 2009.

We may redeem each series of notes at any time prior to maturity, in whole or in part, upon at least 30 days notice, at a redemption price equal to the principal amount of the notes to be redeemed plus a make-whole premium, together with accrued interest on such notes to the redemption date. The redemption provisions are more fully described in this prospectus supplement in the section titled “Description of Notes.” The notes will not be listed on any securities exchange.

The notes will be our unsecured senior obligations. The notes will rank equally in right of payment with all our existing and future unsecured and unsubordinated indebtedness and will rank senior in right of payment to any future indebtedness that is subordinated to the notes.

Investing in the notes involves risks. See the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in our Quarterly Reports on Form 10-Q for the quarterly periods subsequent to such date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 20 Note		Total	Per 20 Note		Total
Price to Public(1)		%	$		%	$
Underwriting Discounts and Commission		%	$		%	$
Proceeds, before expenses, to Boeing Capital Corporation		%	$		%	$

(1)	Plus accrued interest from October , 2009, if settlement occurs after that date.

We urge you to carefully read this prospectus supplement and the accompanying prospectus which describe the terms of the offering before you make your investment decision.

The underwriters expect to deliver the notes to purchasers in book-entry form only, through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and the Euroclear Bank, S.A./N.V., against payment on or about October     , 2009.

Joint Book-Running Managers

Credit Suisse	Goldman, Sachs & Co.	J.P. Morgan

The date of this prospectus supplement is October     , 2009

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus relating to this offering that we may provide to you. Neither Boeing Capital Corporation nor the underwriters have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Boeing Capital Corporation nor the underwriters are making an offer of these notes in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described in the accompanying prospectus in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Any statement made in this prospectus supplement, in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. You should not assume that the information in this prospectus supplement, in the accompanying prospectus and any free writing prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Boeing Capital Corporation’s business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain information about Boeing Capital Corporation and the notes. They also refer to information contained in other documents that we file with the SEC.

When we refer to “Boeing Capital Corporation,” “the Company,” “we,” “us,” or “our” in this prospectus supplement, we mean Boeing Capital Corporation and its subsidiaries unless the context otherwise requires. When we refer to “Boeing” in this prospectus supplement we mean The Boeing Company.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and in the accompanying prospectus may be forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based upon assumptions about future events that may not be accurate. These statements are not guarantees of future performance and are assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak to events only as of the date they are made and we undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. Specific factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, those set forth below and other important factors disclosed previously and from time-to-time in our other filings with the SEC:

•

the financial condition of the airline industry, which could be adversely affected by changes in general economic conditions, credit ratings, increases in fuel related costs, the liquidity of the global financial markets, responses to increasing environmental concerns, as well as events such as war, terrorist attacks or a serious health epidemic;

•	the impact of bankruptcies or restructurings on commercial airline customers;

•	the impact of changes in aircraft valuations;

•	the sufficiency of our liquidity, including access to capital markets;

•

the impact on us of strategic decisions by Boeing, including the amount of financing necessary to support the sale of Boeing products, the level and types of transactional or other support made available to us by Boeing and the ending of production of certain aircraft programs;

•	the market acceptance of Boeing products;

•	a decline in Boeing’s or our financial performance, outlook or credit ratings;

•

the availability of commercial and governmental financing and the extent to which we are called upon to fund Boeing’s and our outstanding financing commitments or satisfy other financing requests, and our ability to satisfy those requirements;

•	reduced lease rates as a result of competition in the used aircraft market, or the inability to maintain aircraft on lease at satisfactory lease rates;

•	financial, legal, tax, regulatory, legislative and accounting changes or actions that may affect the overall performance of our business;

•	the adequacy of coverage of our allowance for losses on receivables;

•	volatility in our earnings due to the timing of asset sales, other risk mitigation activities and fluctuations in our portfolio size; and

•	other risk factors listed from time to time in our filings with the Securities and Exchange Commission.

These factors and the other risk factors discussed in this prospectus supplement and the accompanying prospectus, including those in the section titled “Risk Factors,” are not necessarily all of the important factors that could cause Boeing Capital Corporation’s actual results to differ materially from those expressed in any of its forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on Boeing Capital Corporation’s future results. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Please see Boeing Capital Corporation’s periodic reports filed with the SEC for more information on these factors. The forward-looking statements included in this prospectus supplement or in the accompanying prospectus are made only as of the date of this prospectus supplement or in the accompanying prospectus.

SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should read carefully this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement and in our periodic reports filed with the SEC.

Boeing Capital Corporation

We are a commercial finance company. In the commercial aircraft market, we facilitate, arrange, structure and provide selective financing solutions for Boeing’s Commercial Airplanes segment customers. In the space and defense markets, we primarily arrange and structure financing solutions for Boeing’s Integrated Defense Systems segment customers.

We and Boeing entered into a support agreement on December 23, 2003 with the following principal features:

•	Boeing will maintain 51% or greater ownership of us,

•	Boeing will make contributions to us if our fixed-charge coverage ratio falls below 1.05-to-1 on a four-quarter rolling basis, and

•	Boeing will make contributions to us, if needed, to maintain our tangible net worth at a level of at least $50 million.

The support agreement may not be modified or terminated unless (a) the holders of at least two-thirds of the aggregate principal amount of our debt then outstanding consent to a modification or termination or (b) the modification or termination does not adversely affect the credit ratings of our debt (as determined by each of Moody’s, Standard & Poor’s, and Fitch that rates our debt at the time of the modification or termination). “Debt” for purposes of the support agreement means all present or future indebtedness of Boeing Capital Corporation for borrowed money, evidenced by bonds, debentures, notes or similar instruments, excluding intercompany indebtedness. The support agreement is not a guarantee of any of our indebtedness, and is not directly enforceable against Boeing by third parties. The holders of more than 50% of the aggregate outstanding principal amount of all debt have the right to demand that Boeing Capital Corporation enforce its rights with respect to the obligations of Boeing listed above.

We operate primarily out of our headquarters located at 500 Naches Avenue, SW, Renton, Washington 98057 ((425) 965-4000).

We were incorporated in Delaware in 1968 and are an indirect wholly-owned subsidiary of The Boeing Company.

The Boeing Company is not the issuer of the notes and is not a guarantor of the notes.

The information above concerning Boeing Capital Corporation is only a summary and does not purport to be comprehensive. For additional information about Boeing Capital Corporation, you should refer to the information described in “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

The Offering

The following summary contains basic information about this offering. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus.

Issuer	Boeing Capital Corporation

Notes Offered	$ aggregate principal amount of notes, consisting of:

•	$ aggregate principal amount of 20 notes

•	$ aggregate principal amount of 20 notes

Maturity Date	The 20 notes mature on , 20 and the 20 notes mature on , 20 , unless such series of notes is redeemed in whole as described below under “Description of Notes—Optional Redemption.”

Interest Rate	The 20 notes will bear interest from October , 2009 at the rate of % per annum, payable semi-annually in arrears, and the 20 notes will bear interest from October , 2009 at the rate of % per annum, payable semi-annually in arrears.

Interest Payment Dates	Interest will be paid on and of each year, beginning on , 2010. Interest on the notes will accrue from October , 2009.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $ , after deducting underwriting discounts and our estimated offering expenses totaling approximately $ million. We intend to use the net proceeds from this offering for general corporate purposes, including repaying certain indebtedness, purchasing equipment for leases, making loans, or funding other investments.

Optional Redemption	The notes will be redeemable at our option, in whole or in part, at any time and from time to time. See the section titled “Description of Notes—Optional Redemption” in this prospectus supplement.

Upon redemption, we will pay a redemption price equal to the greater of:

•	100% of the principal amount of the notes then outstanding of such series to be redeemed; or

•	the sum of the present values of the Remaining Scheduled Payments (as defined in this prospectus supplement) of principal and interest on the notes to be redeemed,

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

The present value will be determined by discounting the remaining principal and interest payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), using the Treasury Rate (as defined in this prospectus supplement) applicable to such notes, plus basis points with respect to the 20 notes and plus basis points with respect to the 20 notes.

Ranking	The notes will be our unsecured senior obligations. The notes will rank equally in right of payment with all our existing and future unsecured, unsubordinated indebtedness and will rank senior in right of payment to any future indebtedness that is subordinated to the notes. The notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness and to the indebtedness and liabilities of our subsidiaries.

Certain Covenants	The indenture governing the notes limits our ability and the ability of our subsidiaries, among other things, to create liens without equally and ratably securing the notes.

The indenture also limits our ability to engage in mergers, consolidations and certain sales of assets. These covenants are subject to important exceptions and qualifications, as described in the sections titled “The Debt Securities— Certain Covenants,” “The Debt Securities—Limitation upon Liens” and “The Debt Securities—Merger and Sales of Assets by Boeing Capital” in the accompanying prospectus.

Additional Notes	We may, without notice to or consent of the holders or beneficial owners of any series of the notes, issue in a separate offering additional notes having the same ranking, interest rate, maturity and other terms as the notes of a particular series. The notes of such series and any such additional notes will constitute a single series under the indenture.

No Listing	We do not intend to list the notes on any securities exchange or automated quotation system. The notes will be new securities for which there currently is no public market. See “Risk Factors—Risks Related to the Offering—There may not be active trading markets for the notes” in this prospectus supplement.

Trustee	Deutsche Bank Trust Company Americas

Governing Law	The notes will be governed by New York law.

Risk Factors	Investing in the notes involves risks. See the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and in the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

Your investment in the notes is subject to certain risks. This prospectus supplement does not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. For a discussion of the factors you should carefully consider before deciding to purchase any notes that may be offered, please read “Risk Factors” in Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Reports on Form 10-Q for the quarterly periods subsequent to such date, as well as those risk factors included below that are related to this offering. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

Risks Related to the Offering

The notes are structurally subordinated to the liabilities of our subsidiaries.

The notes are obligations exclusively of Boeing Capital Corporation and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of September 30, 2009, our subsidiaries had approximately $125.9 million of outstanding debt.

Negative covenants in the indenture will have a limited effect.

The indenture governing the notes contains only limited negative covenants that apply to us and our subsidiaries. These covenants do not limit the amount of additional debt that we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. Accordingly, the indenture does not protect holders of the notes in the event we experience significant adverse changes in our financial condition or results of operations. See “The Debt Securities—Certain Covenants,” “The Debt Securities—Limitation upon Liens” and “The Debt Securities—Merger and Sales of Assets by Boeing Capital” in the accompanying prospectus. In light of the limited negative covenants applicable to the notes, holders of the notes may be structurally or contractually subordinated to new lenders.

There may not be active trading markets for the notes.

The notes are a new issue of securities for which currently there is no trading market. We do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that trading markets for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the prices at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	the level, direction and volatility of market interest rates generally.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of our earnings to fixed charges for the periods indicated:

Nine Months Ended September 30,	Year Ended December 31,
2009	2008	2007	2006	2005	2004

1.8	1.7	1.8	1.8	1.6	1.5

For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before provision for income taxes and fixed charges. Fixed charges consist of interest expense.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes, including repaying indebtedness, purchasing equipment for leases, making loans or funding other investments. The indebtedness we intend to repay includes $150 million maturing in November 2009 that accrues interest at a rate of 5.40%; approximately $94.9 million maturing in November 2009 that accrues interest at a rate of Three Month US Treasury Yield plus 2.05%, currently equal to 2.238%; and $100 million owed to Boeing, which accrues interest at a rate of USD one-month LIBOR, currently equal to 0.245%.

DESCRIPTION OF NOTES

The following description of the notes offered by this prospectus supplement is intended to supplement, and to the extent inconsistent to replace, the more general terms and provisions of the debt securities described in the accompanying prospectus, to which we refer you. Each series of notes is a separate series of debt securities. This description of the notes is only a summary and may not include all the information that is important to you. You should read the indenture we refer to below and the notes for more details regarding our obligations and your rights with respect to the notes.

General

The 20     notes and the 20     notes will be issued as separate series of senior debt securities under a senior indenture dated August 31, 2000 between us and Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, or any successor trustee. The indenture has been filed as an exhibit to the registration statement of which the accompanying prospectus is part. The notes will bear interest from October     , 2009 at the applicable annual rate of interest stated on the cover page of this prospectus supplement. Interest on the notes will be payable semi-annually on                     and                     , beginning                     , 2010, to the persons in whose names such notes are registered at the close of business on the             or             preceding each             or             , payable in arrears in equal semi-annual installments. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Unless previously redeemed, repurchased or cancelled as provided below, the 20     notes will mature at par on                     , 20     and the 20     notes will mature at par on                     , 20    . If an interest payment date or the maturity date falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be. A “business day,” as used in this prospectus supplement, means any day except Saturday or Sunday or any day on which banks are permitted or required by applicable law or regulation to close in the place in which payment on the notes is required, as the case may be.

The notes will be subject to defeasance as provided in the section titled “The Debt Securities—Discharge and Defeasance” in the accompanying prospectus. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may, without notice to or the consent of the holders or beneficial owners of any series of notes, issue additional securities having the same ranking and the same interest rate, maturity and other terms as the notes and with the same CUSIP number; provided, however, that no such additional securities may be issued unless such additional securities are fungible with the notes for United States federal income tax purposes. Any additional securities having such similar terms, together with the notes, will constitute a single series of securities under the indenture. No additional securities may be issued if an event of default has occurred with respect to the applicable series of notes.

Optional Redemption

The notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice to each registered holder of the series of notes to be redeemed, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes then outstanding of such series to be redeemed; or

•

the sum of the present values of the Remaining Scheduled Payments (as defined below) on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) applicable to such notes, plus     basis points with respect to the 20     notes and plus     basis points with respect to the 20     notes,

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date for the notes:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue, provided that, if no maturity is within three months before or after the maturity date for the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

•

if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated by us on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below), to be appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date for any notes:

•	the average of four Reference Treasury Dealer Quotations (as defined below) for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

•	if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer (as defined below) and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such redemption date.

“Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and one other treasury dealer selected by us, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (each, a “Primary Treasury Dealer”), we will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption, unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent, or the trustee, money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected pro rata by the trustee or by such method as the trustee shall deem fair and appropriate; provided, however, that a partial redemption must be in an amount not less than $1,000,000 principal amount of notes.

Ranking

The notes will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt.

As of September 30, 2009, there was $3,212 million in senior indebtedness issued under the senior indenture outstanding and no subordinated indebtedness issued under the subordinated indenture outstanding.

Certain Covenants

Certain covenants in the indenture limit our ability and the ability of our subsidiaries to create or permit to exist mortgages and other liens.

For a description of these covenants, see the sections titled “The Debt Securities—Certain Covenants” and “The Debt Securities—Limitation upon Liens” in the accompanying prospectus.

Information Concerning the Trustee

Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as trustee under the indenture, has its principal office at 60 Wall Street, 27th Floor, New York, New York. The indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest, however, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

From time to time, we may borrow from the trustee or its affiliates. We and certain of our subsidiaries and Boeing may maintain deposit accounts and conduct other banking transactions with the trustee.

We will designate the trustee as our sole paying agent for the notes.

Governing Law

The indenture and the notes for all purposes will be governed by and construed in accordance with the internal laws of the State of New York. Actions regarding the notes may be brought in any court of competent jurisdiction in the United States.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the notes that remain unclaimed for two years after the maturity date of the notes will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Book-Entry, Delivery and Form

We have obtained the information in this section or in the accompanying prospectus concerning The Depository Trust Company (“DTC”), Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear Bank, S.A./N.V. (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes of each series will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described in the accompanying prospectus under the heading “The Debt Securities—Form, Exchange, Registration and Transfer”:

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

Same-Day Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal, premium, if any, and interest will be made by us in immediately available funds.

All secondary trading in the notes will settle in immediately available funds.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions.

This summary deals only with beneficial owners of notes that purchase the notes in this offering at their issue price (as defined below) and that will hold the notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, S corporations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, insurance companies, broker-dealers, dealers or traders in securities or currencies, certain former citizens or residents of the United States subject to section 877 of the Code and taxpayers subject to the alternative minimum tax. This summary also does not discuss notes held as part of a hedge, straddle, synthetic security or conversion transaction, or situations in which the “functional currency” of a United States Holder (as defined below) is not the United States dollar. Moreover, the effect of any applicable federal estate or gift, state, local or non-United States tax laws is not discussed.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the federal estate or gift tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty.

Issue price

The “issue price” of each note in an issue of notes generally will be equal to the first price at which a substantial amount of the notes in that issue is sold for money (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

It is expected that each series of notes will be issued to investors in this offering for a price equal to the price set out on the cover page of this prospectus supplement with respect to such series. If, contrary to current expectations, any series of notes is sold to investors hereunder at a discount from par that is equal to or greater than a specified de minimis amount, then the notes will be issued with original issue discount (“OID”) for United States federal income tax purposes. This specified de minimis amount for any issue of notes is generally equal to 1/4 of 1 percent of the principal amount of the notes multiplied by the number of complete years to maturity of such notes from their original issue date. In the event that any series of notes is issued with OID, you generally will be required to include the OID in income as ordinary interest income, on a constant-yield basis over the term of the notes, in advance of the receipt of the cash attributable to that income. The remainder of this discussion assumes that each series of notes will not be issued with OID.

United States Holders

The term “United States Holder” means a beneficial owner of a note that is, for United States federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

In the case of a beneficial owner of notes that is classified as a partnership for United States federal income tax purposes, the tax treatment of the notes to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, then you should consult your own tax advisors.

Payment of stated interest

Stated interest on a note will be included in the gross income of a United States Holder as ordinary income at the time such interest is accrued or received, in accordance with the holder’s method of accounting for United States federal income tax purposes.

Sale, exchange, redemption, retirement or other taxable disposition of the notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a United States Holder generally will recognize gain or loss equal to the difference between (i) the amount realized upon the disposition and (ii) the holder’s adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note (less any portion allocable to any accrued and unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed). A United States Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the United States Holder has held the note for more than one year. In general, long-term capital gains of a non-corporate United States Holder are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. United States Holders should consult their own tax advisors as to the deductibility of capital losses in their particular circumstances.

Information reporting and backup withholding tax

In general, we must report certain information to the IRS with respect to payments of principal, premium, if any, and interest on a note, and payments of the proceeds of the sale or other disposition of a note, to certain non-corporate United States Holders. The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax, currently at a rate of 28 percent, if (i) the payee fails to furnish a taxpayer identification number (“TIN”) to the payor or to establish an exemption from backup withholding tax; (ii) the

IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee underreporting described in section 3406(c) of the Code, or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the payee that it is subject to backup withholding tax under the Code. United States backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a United States Holder will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Non-United States Holders

The term “non-United States Holder” means a beneficial owner of a note that is, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

The following discussion applies only to non-United States Holders, and assumes that no item of income, gain, deduction or loss derived by the non-United States Holder in respect of the notes at any time is effectively connected with the conduct of a United States trade or business. Special rules, not discussed herein, may apply to certain non-United States Holders, such as:

•	certain former citizens or residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid United States federal income tax;

•	investors in pass-through entities that are subject to special treatment under the Code; and

•	non-United States Holders that are engaged in the conduct of a United States trade or business.

Payment of stated interest

Subject to the discussion of backup withholding tax below, interest paid on a note by us or any paying agent to a non-United States Holder will be exempt from United States income and withholding tax under the “portfolio interest exemption;” provided that (i) the non-United States Holder does not, actually or constructively, own 10 percent or more of the combined voting power of all classes of our stock entitled to vote, (ii) the non-United States Holder is not a controlled foreign corporation related to us, actually or constructively, through stock ownership, (iii) the non-United States Holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (iv) either (a) the non-United States Holder provides to us or our paying agent an applicable IRS Form W-8BEN (or a suitable substitute form), signed under penalties of perjury, that includes its name and address and that certifies its non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business on behalf of the non-United States Holder provides a statement to us or our agent under penalties of perjury in which it certifies that an applicable IRS Form W-8BEN (or a suitable substitute form) has been received by it from the non-United States Holder or qualifying intermediary and furnishes a copy to us or our agent. This certification requirement may be satisfied with other documentary evidence in the case of a note held in an offshore account or through certain foreign intermediaries.

If a non-United States Holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest made to such holder generally will be subject to United States withholding tax at the rate of 30 percent, unless the holder provides us or our agent with a properly executed IRS Form W-8BEN establishing an exemption from or reduction of the withholding tax under the benefit of an applicable tax treaty.

Sale, exchange, redemption, retirement or other disposition of notes

Subject to the discussion of backup withholding tax below, a non-United States Holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other disposition of a note (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed above under “Non-United States Holders-Payment of interest”) unless the non-United States Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met. If a non-United States Holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, redemption, retirement or other disposition of a note, and certain other requirements are met, then such non-United States Holder generally will be subject to United States federal income tax at a flat rate of 30 percent (unless a lower applicable treaty rate applies) on any such realized gain.

Information reporting and backup withholding tax

The amount of interest paid to a non-United States Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the non-United States Holder and to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the non-United States Holder is resident.

Provided that a non-United States Holder has complied with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establishes an exemption, the non-United States Holder generally will not be subject to backup withholding tax with respect to interest payments on, and the proceeds from the disposition of, a note, unless we or our paying agent know or have reason to know that the holder is a United States person. Additional rules relating to information reporting requirements and backup withholding tax with respect to the payment of proceeds from the disposition (including a redemption or retirement) of a note are as follows:

•

If the proceeds are paid to or through the United States office of a broker, a non-United States Holder generally will be subject to backup withholding tax and information reporting unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

•

If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and does not have certain specified United States connections (a “United States Related Person”), a non-United States Holder will not be subject to backup withholding tax or information reporting.

•

If the proceeds are paid to or through a non-United States office of a broker that is a United States person or a United States Related Person, a non-United States Holder generally will be subject to information reporting (but generally not backup withholding tax) unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

Any amounts withheld under the backup withholding tax rules are not an additional tax and will be allowed as a refund or a credit against the non-United States Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

UNDERWRITING

We are offering the notes described in this prospectus supplement through the underwriters named below. We have entered into a purchase agreement with the underwriters, for whom Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as representatives. Subject to the terms and conditions of the purchase agreement dated October     , 2009, we have agreed to sell to the underwriters, and the underwriters severally, and not jointly, have agreed to purchase the principal amount of notes listed next to its name in the following table:

Underwriter	Principal Amount of 20 notes
Credit Suisse Securities (USA) LLC	$
Goldman, Sachs & Co.	$
J.P. Morgan Securities Inc.	$
$
$
$
$
$
$
$
$
$

Total	$

Underwriter	Principal Amount of 20 notes
Credit Suisse Securities (USA) LLC	$
Goldman, Sachs & Co.	$
J.P. Morgan Securities Inc.	$
$
$
$
$
$
$
$
$
$

Total	$

The purchase agreement provides that the underwriters must buy all of the notes if they buy any of them.

The notes are offered subject to a number of conditions, including:

•	receipt and acceptance of the notes by the underwriters, and

•	the underwriters’ right to reject orders in whole or in part.

The underwriters have advised us that they propose initially to offer the notes to the public at the offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at the applicable public offering price less a concession of up to     % of the principal amount of the 20     notes and     % of the principal amount of the 20     notes. The underwriters may allow, and dealers may reallow, a concession not to exceed     % of the principal amount of the 20     notes and     % of the principal amount of the 20     notes. If all the notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The underwriters may offer and sell the notes through certain of their affiliates.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of the notes.

	Per 20 note		Total	Per 20 note		Total
Underwriting discount paid by us		%	$		%	$

We estimate that the total expenses of this notes offering payable by us, not including the underwriting discounts and commissions, will be approximately $            .

Each of the underwriters has represented that to the extent it is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the notes in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by the Financial Industry Regulatory Authority regulations.

Price Stabilization, Short Positions

In connection with the offering of the notes, the rules of the SEC permit the underwriters to engage in transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the underwriters create a short position in the notes (that is, if they sell a larger principal amount of the notes than is set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilization or to reduce a short position, as well as other purchases by the underwriters for their own accounts, could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. Neither we nor any of the underwriters can predict the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters can assure you that the underwriters will in fact engage in these transactions, or that these transactions, once begun, will not be discontinued without notice by the underwriters.

European Economic Area

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive, as defined below (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior written consent of the underwriters; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospective Directive.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that it (a) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company, and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom; (2) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; or (3) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) or (3) above) should not rely or act upon this communication.

Listing and Trading

The notes will not be listed on any securities exchange or included in any automated quotation system. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, we cannot assure you as to the liquidity of the trading market for the notes.

Sale of Similar Securities

We have agreed that we will not offer to sell any of our debt securities (other than the notes) which are substantially similar to the notes for a period of 10 days after the closing date of this notes offering, without the prior written consent of the representatives.

Indemnification and Contribution

We have agreed to indemnify the underwriters and their controlling persons and certain affiliates against certain liabilities, including liabilities under the Securities Act of 1933. If we are unable to provide this indemnification, we will contribute to payments the underwriters and these controlling persons and affiliates may be required to make in respect of those liabilities.

Affiliations

The underwriters and their affiliates have provided and may in the future provide or engage in certain commercial banking, financial advisory and investment banking services or transactions for us for which they have received or will receive customary fees.

All sales of notes in the United States will be made by or through U.S. registered broker-dealers as permitted by applicable regulations.

LEGAL MATTERS

Certain legal matters with respect to the offering of the notes will be passed upon by Kirkland & Ellis LLP, New York, New York. The underwriters have been represented by Shearman & Sterling LLP.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file reports and other information with the SEC. You can inspect and copy these materials at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find our SEC filings at the SEC’s Internet website at http://www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference:

•	our annual report on Form 10-K for the year ended December 31, 2008;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2009, filed April 22, 2009; June 30, 2009, filed July 22, 2009; and September 30, 2009, filed October 21, 2009;

•	our current reports on Form 8-K, as filed with the SEC on the following dates: August 10, 2009 and September 4, 2009; and

•

all information filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until such time as all the securities covered by this prospectus have been sold.

We are not, however, incorporating by reference any documents or portions of documents, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

PROSPECTUS

BOEING CAPITAL CORPORATION

$5,000,000,000

DEBT SECURITIES

This prospectus describes debt securities that Boeing Capital Corporation may issue and sell at various times. The section of this prospectus entitled “The Debt Securities” provides general information about the debt securities. A prospectus supplement to this prospectus will provide the specific terms of the debt securities. The prospectus supplements may also add, update or change information contained in this prospectus.

The total principal amount of the debt securities issued under this prospectus will not exceed $5,000,000,000. We may distribute the debt securities through underwriters, dealers or agents, or we may sell the debt securities directly to investors. If we use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in supplements to this prospectus. More detailed information is provided under the heading “How We Plan to Distribute the Debt Securities.”

You are urged to carefully read this prospectus, the prospectus supplement relating to any specific offering of debt securities and all of the information incorporated by reference herein and therein before you make your investment decision. Investing in our debt securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

November 12, 2008

We have not authorized any person to give any information or make any representations in connection with this offering other than those contained or incorporated by reference into this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (Registration Statement) on Form S-3 that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, we may from time to time sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the debt securities, you should refer to the Registration Statement, including its exhibits. You should read both this prospectus and any prospectus supplement carefully, including the risks of investing in our securities discussed under “Risk Factors,” together with the additional information described under the heading “Where You Can Find More Information About Us.”

Unless otherwise indicated in this prospectus or any prospectus supplement, or the context otherwise requires, all references to “Boeing Capital,” “the Company,” “the Registrant,” “we,” “us” or “our” mean Boeing Capital Corporation, and all references to “Boeing” mean The Boeing Company.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus and in the prospectus supplement may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. Our actual results and future trends may differ materially depending on a variety of factors, including:

•

the financial condition of the airline industry, which could be adversely affected by changes in general economic conditions, credit ratings, the liquidity of the global financial markets, responses to increasing environmental concerns, as well as events such as war, terrorist attacks, a serious health epidemic and fuel prices increasing or remaining at high levels;

•	the impact of bankruptcies or restructurings on commercial airline customers;

•	the impact of changes in aircraft valuations;

•	the sufficiency of our liquidity, including access to capital markets;

•

the impact on us of strategic decisions by Boeing, including the amount of financing provided to support the sale of Boeing products, the level and types of transactional or other support made available to us by Boeing and the ending of production of certain aircraft programs;

•	a decline in Boeing’s or our financial performance, outlook or credit ratings;

•	our ability to meet our contractual obligations, including outstanding financing commitments;

•	reduced lease rates as a result of competition in the used aircraft market, or the inability to maintain aircraft on lease at satisfactory lease rates;

•	financial, legal, tax, regulatory, legislative and accounting changes or actions that may affect the overall performance of our business;

•	the adequacy of coverage of our allowance for losses on receivables;

•	volatility in our earnings due to the timing of asset sales, other risk mitigation activities and fluctuations in our portfolio size; and

•	other risk factors listed from time to time in our filings with the Securities and Exchange Commission.

BOEING CAPITAL CORPORATION

Boeing Capital Corporation is an indirect wholly owned subsidiary of The Boeing Company. In the commercial aircraft market, we facilitate, arrange, structure and provide selective financing solutions for Boeing’s Commercial Airplanes segment customers. In the space and defense markets, we primarily arrange and structure financing solutions for Boeing’s Integrated Defense Systems segment customers.

As of September 30, 2008, our portfolio consisted of equipment under operating leases, finance leases, notes and other receivables, investments, and assets held for sale or re-lease. As of September 30, 2008, our portfolio totaled $6.1 billion. As of September 30, 2008, we owned 287 commercial aircraft and two C-40 aircraft and had partial ownership or security interest in an additional 44 aircraft.

We and Boeing entered into a support agreement on December 23, 2003 with the following principal features:

•	Boeing will maintain 51% or greater ownership of us,

•	Boeing will make contributions to us if our fixed-charge coverage ratio falls below 1.05-to-1 on a four-quarter rolling basis, and

•	Boeing will make contributions to us, if needed, to maintain our tangible net worth at a level of at least $50 million.

The support agreement may not be modified or terminated unless (a) the holders of at least two-thirds of the aggregate principal amount of our debt then outstanding consent to a modification or termination or (b) the modification or termination does not adversely affect the credit ratings of our debt (as determined by each of Moody’s, Standard & Poor’s, and Fitch that rates our debt at the time of the modification or termination). “Debt” for purposes of the support agreement means all present or future indebtedness of Boeing Capital for borrowed money, evidenced by bonds, debentures, notes or similar instruments, excluding intercompany indebtedness. The support agreement is not a guarantee of any of our indebtedness, and is not directly enforceable against Boeing by third parties. The holders of more than 50% of the aggregate outstanding principal amount of all debt have the right to demand that Boeing Capital enforce its rights with respect to the obligations of Boeing listed above.

Boeing Capital was incorporated in Delaware in 1968. Our principal executive office is located at 500 Naches Avenue, SW, Third Floor, Renton, Washington 98057 and our telephone number is (425) 965-4000.

RISK FACTORS

Investing in the debt securities to be offered pursuant to this prospectus involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase any debt securities that may be offered, please read “Risk Factors” in our most recently filed annual report on Form 10-K and our most recently filed quarterly report on Form 10-Q, as well as those risk factors that may be included in the applicable prospectus supplement and other information included or incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the debt securities:

•	to purchase equipment for leases, to make loans and to fund other investments;

•	to fund the acquisition of businesses and parts of businesses; and

•	for other general corporate purposes such as reducing indebtedness, including indebtedness we may owe from time to time to Boeing or other affiliates.

We expect to incur additional indebtedness in connection with our financing operations. However, the amount, timing and precise nature of that indebtedness have not yet been determined and will depend upon the volume of our business, the availability of credit and general market conditions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of our earnings to fixed charges for the periods indicated:

Year Ended December 31,
2007	2006	2005	2004	2003
1.8	1.8	1.6	1.5	1.3

For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before provision for income taxes and fixed charges. Fixed charges consist of interest expense.

THE DEBT SECURITIES

We may offer and sell from time to time two types of debt securities. We have designated the first type as senior securities and the second type as subordinated securities.

The senior securities are to be issued under an indenture dated as of August 31, 2000 (the “senior indenture”), between Boeing Capital and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. The subordinated securities are to be issued pursuant to an indenture dated as of August 31, 2000 (the “subordinated indenture”), between Boeing Capital and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. The senior securities and subordinated securities are referred to herein as the “debt securities.” The senior indenture and subordinated indenture are collectively referred to herein as the “indentures” and Deutsche Bank Trust Company Americas is herein referred to as the “trustee.”

The following description of the debt securities relates generally to every series of debt securities. The prospectus supplement will describe the particular terms of any debt securities we may offer. The following summaries of the debt securities are incomplete and may not include all of the information important to you. We urge you to read the indentures and the description of the debt securities included in the prospectus supplement. If any information in the prospectus supplement differs from the general terms described below, you should rely on the information in the prospectus supplement with respect to the particular debt securities being offered. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

As of September 30, 2008, there was $3,367 million in senior indebtedness issued under the senior indenture outstanding and no subordinated indebtedness issued under the subordinated indenture outstanding.

General

The debt securities will be unsecured general obligations of Boeing Capital. The senior securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated securities will be subordinated to all of our existing and future senior indebtedness as described below under “Subordination.”

The indentures do not limit the aggregate principal amounts of debt securities that may be issued. The indentures allow us to issue debt securities from time to time in one or more series with varying maturities, at par or at a discount. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

You should refer to the prospectus supplement applicable to the debt securities for which this prospectus is being delivered with respect to the following terms:

•	the title of the debt securities being offered and whether they are senior securities or subordinated securities;

•	the aggregate principal amount and the denominations in which the debt securities are being offered;

•	the price or prices at which the debt securities are being offered or the method of determining those prices;

•	the date or dates on which the principal of the debt securities is scheduled to become due, or the method by which this date or these dates will be determined or extended;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest or the formula by which the interest will be calculated;

•	the date or dates from which such interest will accrue, and the method by which such interest will be paid;

•	the place or places where the principal, premium, if any, and interest, if any, on that issue of debt securities will be payable;

•

the place or places where that issue of debt securities may be surrendered for exchange, and notices or demands in respect of the debt securities may be served and any registered securities may be surrendered for registration of transfer;

•	the terms and conditions, if any, upon which we may redeem the debt securities prior to their stated maturity;

•	any obligation by us to redeem, purchase or repay the debt securities at the option of the holder;

•	any provisions for the establishment of a sinking, purchase or other similar fund, if any;

•	whether the debt securities are to be issued as fully registered securities, bearer securities, or both, and with or without coupons, or both;

•	whether the debt securities will be issued in whole or in part in the form of a global certificate;

•

any provisions for the payment of specified taxes, assessments or other governmental charges to non-United States persons or option to redeem the affected debt securities in lieu of making such payments;

•

the currency or currency unit of payment of principal of and premium, if any, and interest on such debt securities, and any index used to determine the amount of principal of and premium, if any, and interest on such debt securities;

•	any additional covenants applicable to the debt securities;

•	any additional events of default other than those described in the indentures;

•	any modifications or deletions of any events of default or covenants applicable to the debt securities; and

•	any other terms of such debt securities.

Form, Exchange, Registration and Transfer

The debt securities of a series may be issued in fully registered form, as bearer securities with or without coupons attached or both. The debt securities of a series may be issuable in permanent global form. If the debt securities are issuable as both registered and bearer securities, the holder can opt to exchange the bearer securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) for registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Unless the prospectus supplement for such series provides otherwise, bearer securities that are to be exchanged between a record date and a date on which the next interest payment is due will be surrendered without the coupon relating to such interest payment and such interest payment will be made to the holder of the coupon when due. Unless otherwise indicated in the applicable prospectus supplement, we will not issue bearer securities in exchange for registered securities.

The debt securities may be presented for exchange and registration of transfer at the offices of the trustee maintained for that purpose in the Borough of Manhattan, The City of New York. The debt securities may also be submitted to transfer agents designated by us in the applicable prospectus supplement. The transfer or exchange will be effected when the trustee or authorized transfer agent is satisfied with the documents of title and the identity of the person making the request. At a minimum, we will establish transfer agents, in the case of registered securities, in each place where payments can be made with respect to such series, and in the case of bearer securities, in each place of payment for such series located outside the United States. Additional transfer agents may be designated in the prospectus supplement or otherwise from time to time and we reserve the right to rescind the designation of any transfer agent or to approve a change in the location through which any transfer agent acts. While there will be no service charge for any registration of transfer or exchange of the debt securities, we may require payment of an amount sufficient to cover any taxes and other governmental charges associated with such registration.

If only part of a series of outstanding debt securities is to be called for redemption, we will not be required to do the following:

•

register the transfer of or exchange of the debt securities of the series to be redeemed from 15 days before the date notice is given identifying the serial numbers of the debt securities to be redeemed and ending at the close of business on (1) the day of mailing of the notice of redemption, if the debt securities of such are issuable only as registered securities, (2) the first day of publication of the notice of redemption, if the debt securities of such series securities are issuable only as bearer securities, or (3) the day of mailing of the notice of redemption if the debt securities of such series are issuable as both registered securities and bearer securities and no publication of the notice has been made;

•	register the transfer or exchange of any registered security called for redemption except for the portion, if any, that is not being redeemed; or

•

exchange any bearer securities called for redemption, except in exchange for registered securities of that series of like tenor and principal amount that will be immediately surrendered for redemption.

Payment

We will make payments of principal of and premium, if any, and interest, if any, on registered securities at the offices of the agent or agents designated by us to make such payments. We may also make payments of interest, at our option, by check mailed to the address of the person appearing on the securities register maintained by trustee or by wire transfer to the account of the person appearing on such register. Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest due on the registered securities to the holder of record as it appears on the register maintained by the trustee at the close of business on the date established for making such determination.

Unless otherwise indicated in the applicable prospectus supplement, we will make payments of principal of and premium, if any, and interest, if any, on bearer securities, subject to any applicable law and regulations, at the offices of paying agents designated by us located outside the United States, or by check or wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in the applicable prospectus supplement, we will only make payments of interest on bearer securities against surrender of the coupon relating to such interest installment.

We have designated the trustee as our sole paying agent for debt securities issuable solely as registered securities. We have designated, in the case of (1) registered securities, the trustee as paying agent in the Borough of Manhattan, The City of New York and, (2) bearer securities, a paying agent in each place outside of the United States where such debt securities or their associated coupons may be surrendered for payment; provided, however, that if such debt securities are listed on a stock exchange located outside the United States and if required by the rules of such stock exchange, we have agreed to maintain a paying agent in such cities outside the United States as required.

Additional paying agents may be designated in the prospectus supplement or otherwise from time to time and we reserve the right to rescind the designation of any paying agent or to approve a change in the location through which any paying agent acts.

Any moneys we pay to a paying agent for the payment of principal of, premium, or interest on the debt securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to us and thereafter holders of debt securities shall look only to us, as general unsecured creditors, for payment.

Certain Covenants

Definitions.

The following defined terms will be used in this description of the covenants:

•	“capital stock” means any and all shares, interests, participations or other equivalents (however designated) evidencing equity ownership.

•

“consolidated assets” means the amount of all assets which under accounting principles generally accepted in the United States of America as in effect on the date of such balance sheet would appear on our consolidated balance sheet (after deducting related depreciation, amortization, unearned finance charges, allowance for credit losses and other valuation reserves), but not including goodwill, unamortized debt discount and expenses, corporate organization expenses, patents and trademarks.

•

“consolidated liabilities” means the amount of all liabilities which under accounting principles generally accepted in the United States of America as in effect on the date of such balance sheet would appear on our consolidated balance sheet, including, without limitation, the par value or involuntary liquidation value, whichever is greater, of minority interests, if any, in preference stock of all subsidiaries, but not including the following: redeemable preferred or preference stock, minority interests, if any, in common stock of subsidiaries, valuation reserves (including unearned finance charges and allowances for credit losses deducted from assets), our capital stock and surplus and surplus reserves, deferred taxes, deferred investment tax credits and any of our subordinated indebtedness.

•

“debt” means, with respect to any person, all obligations for borrowed money of such person which in accordance with accounting principles generally accepted in the United States of America shall be classified upon a balance sheet of such person as liabilities of such persons, including (a) direct debt and other similar monetary obligations of such person, (b) obligations secured by any lien upon property owned by such person or obligations created or arising under any conditional sale, capital lease, or other title retention agreement with respect to property acquired by such person; provided, however, that debt does not include any indebtedness, including purchase money indebtedness, with respect to which a creditor has no recourse against the obligor except recourse to specific property the acquisition of which was financed by or otherwise secures such indebtedness, or the proceeds of any sale or lease of such property or both, and (c) obligations under agreements to pay installments of purchase price or other like payments with respect to fixed assets not utilized by such person or its subsidiaries in the ordinary course of business, including obligations ostensibly to pay rent under which an equity interest is to be acquired in the rented property. Debt includes all guarantees of such person to the extent the amount of such guarantees is in excess of 50% of the shareholder’s equity of such person.

•

“lien” means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract (but excluding a landlord’s statutory lien for rent not yet due), and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of the indentures, Boeing Capital or a subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, capital lease or other arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes.

•

“original issue discount security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof.

•	“property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

•

“senior indebtedness” means all of the indebtedness of, or guaranteed by, Boeing Capital for borrowed money (including the principal of, premium, if any, or interest on any such borrowed money and any commitment fees for unborrowed amounts which, if borrowed, would constitute senior indebtedness), whether currently outstanding or hereafter incurred, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of Boeing Capital.

•

“shareholder’s equity” of any person means the shareholder’s equity appearing on the balance sheet of such person as determined under accounting principles generally accepted in the United States of America.

•

“subordinated indebtedness” means the subordinated securities and all other indebtedness of, or guaranteed by, Boeing Capital whether or not outstanding on the date of the subordinated indenture, which is by the terms thereof made subordinate and junior in right of payment to all senior indebtedness.

•

“subsidiary” means any subsidiary of Boeing Capital, the outstanding voting stock of which is more than 50% owned, directly or indirectly, by Boeing Capital or by one or more of its subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

•

“U.S. government obligations” means generally direct noncallable obligations of the United States of America for the payment of which its full faith and credit is pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

Limitation upon Liens

The indentures provide that we will not, and will not permit any subsidiary to, create or permit to continue in existence any lien or charge of any kind, upon any of our or our subsidiaries’ property or assets unless the debt securities then outstanding shall be equally and ratably secured (subject, in the case of the subordinated securities, to subordination as to rights of payment as provided in the subordinated indenture), with any other obligation or indebtedness so secured, except that we or any subsidiary may:

(a) lease or sublease property to others in the ordinary course of our or any subsidiary’s business or lease or sublease any property if such property is not needed by us or any subsidiary in the operation of our or such subsidiary’s business;

(b) create, assume and incur or permit to exist liens on property acquired or constructed by us or a subsidiary to secure the purchase price of such property (or to secure indebtedness for money borrowed or incurred prior to or within 12 months after the acquisition or construction of any such property to be subject to such lien for the purpose of such acquisition or construction), or liens existing on any such property at the time of acquisition, whether or not assumed, or any lien existing on any property of any person at the time it becomes a subsidiary or is merged or consolidated with Boeing Capital or any subsidiary or at the time of acquisition of the assets of a person as an entirety or substantially as an entirety by Boeing Capital or any subsidiary, and any conditional sales agreement or other title retention agreement with respect to any property acquired after the date of the indentures; provided, however, that the aggregate principal amount of the indebtedness secured by all such liens on any particular property shall not exceed the cost of such property, including improvements, to Boeing Capital or the subsidiary, and provided, further, that any such lien does not extend to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed;

(c) create, assume and incur such liens that secure indebtedness for borrowed money, including purchase money indebtedness, which are incurred to finance or refinance (irrespective of whether the original acquisition of the property was with or from money borrowed) the acquisition of property subject to such lien and in respect of which the creditor has no recourse against Boeing Capital or the subsidiary except recourse to such property or to the proceeds of any sale or lease of such property or both;

(d) create, assume and incur or permit to exist liens on property of Boeing Capital or the subsidiary in favor of the United States of America or any state thereof, or any department, governmental body, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract, or statute relating thereto;

(e) make any deposit with or give any form of security to any governmental agency or other body created or approved by law or governmental regulation in order to enable Boeing Capital or the subsidiary to maintain self-insurance, or to participate in any fund or payment in connection with workmen’s compensation, unemployment insurance, old-age pensions, or other social security, or to share in any privileges or other benefits available to corporations participating in such arrangements, or for any other purpose at any time required by law or regulation promulgated by any government agency or office as a condition to the transaction of any business or the exercise of any privilege or license, or deposit assets of Boeing Capital or the subsidiary with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Boeing Capital or the subsidiary from any judgment or decree against it, or in connection with any other proceedings in actions at law or suits in equity by or against Boeing Capital or the subsidiary;

(f) incur or suffer to be incurred or to exist upon any of its property or assets (i) liens for taxes, assessments or other governmental charges or levies which are not yet due or payable without penalty or of which amount, applicability or validity is being contested by Boeing Capital or the subsidiary in good faith by appropriate proceedings and Boeing Capital or the subsidiary shall have set aside on its books reserves which it deems to be adequate (segregated to the extent required by accounting principles generally accepted in the United States of America), provided, that foreclosure, distraint, sale or similar proceedings (other than those that may be and are cured by payment) have not been commenced, (ii) the liens of any judgment and other similar liens arising in connection with court proceedings, provided such lien is discharged or the execution or other enforcement of such lien is effectively stayed within six months of the creation of such lien, (iii) undetermined liens or charges incident to construction, (iv) materialmen’s, mechanics’, workmen’s, repairmen’s, landlords’ liens for rent or other like liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by Boeing Capital or the subsidiary in good faith by appropriate proceedings, or deposits to obtain the release of such liens or (v) any encumbrances consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title to such real property, which do not materially impair the use of such property by Boeing Capital in the operation of its business or the value of such property for the purpose of such business;

(g) create or suffer to be created or to exist in favor of any lender of moneys or holder of commercial paper of Boeing Capital or any subsidiary in the ordinary course of business a banker’s lien or right of offset in the holder of such indebtedness on moneys of Boeing Capital or any subsidiary deposited with such lender or holder in the ordinary course of business;

(h) create, assume and incur liens that relate solely to the purchase of, or the investment in or with respect to, a specific item or items of tangible personal property and secures indebtedness evidenced by participation certificates, trust certificates, indentures or the like, however denominated, provided that no such lien shall constitute a general lien or mortgage on substantially all the tangible assets of Boeing Capital;

(i) refund, replace or extend any lien permitted by the indentures for amounts not exceeding the principal amount of indebtedness so refunded or extended at the time of the refunding or extension, and covering only the same property theretofore securing the same;

(j) deposit or pledge assets as security for the performance of any contract or undertaking not directly or indirectly related to the borrowing of money or the securing of indebtedness, if made in the ordinary course of business;

(k) permit to exist any lien existing on the date of the indentures on its property;

(l) create, assume and incur or permit to exist any lien on any aircraft or equipment held by Boeing Capital or any subsidiary for lease to third parties, if such lien secures an obligation in respect of money borrowed which provides that recourse to Boeing Capital or such subsidiary shall not be had for the payment of such obligation;

(m) for the avoidance of doubt, create, incur, or suffer to be created or to exist liens granted in connection with, or otherwise evidencing, the sale or securitization of accounts, leases, chattel paper, instruments, general intangibles or other financial assets of Boeing Capital or any subsidiary; and

(n) in addition to the liens permitted by clauses (a) through (m) above, secure an aggregate principal amount of indebtedness of Boeing Capital not in excess of 15% of consolidated assets.

You should read the applicable prospectus supplement for information about additional covenants that may be included in the terms of the debt securities.

Merger and Sales of Assets by Boeing Capital

Boeing Capital may consolidate or merge with or into any other corporation, and Boeing Capital may convey, transfer or lease all or substantially all of its properties or assets to another person provided that:

(a) the corporation formed by such consolidation or into which Boeing Capital is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of Boeing Capital substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and if such corporation is not Boeing Capital, shall expressly assume, by an indenture supplement, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, (and premium, if any) and interest (including all additional amounts, if any) on all the debt securities and the performance of every covenant of the respective indenture on the part of Boeing Capital to be performed or observed;

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Boeing Capital or a subsidiary as a result of such transaction as having been incurred by Boeing Capital or a subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

(c) if, as a result of any such consolidation, merger, conveyance, transfer or lease, the properties or assets of Boeing Capital would become subject to a mortgage, pledge, lien, security interests or other encumbrance which would not be permitted by the applicable indenture, Boeing Capital or such successor corporation or person, as the case may be, shall take such steps as shall be necessary to effectively secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(d) Boeing Capital has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation (if the corporation formed by such consolidation is not Boeing Capital), merger, conveyance, transfer or lease and such supplemental indenture comply with the terms of the respective indentures and that all conditions precedent provided for relating to such transaction shall have been complied with.

Events of Default, Notice and Waiver

The following events, with respect to the debt securities of a series are defined in the indentures as “events of default”:

•

the non-payment of any interest on the debt securities of that series extending 30 days beyond the date such interest payment became due and whether or not, in the case of the subordinated securities, such payment is prohibited by the subordination provisions referred to below under “Subordination”;

•

non-payment of any principal of (or premium, if any, on) the debt securities of the applicable series as such payments become due whether or not, in the case of the subordinated securities, such payment is prohibited by the subordination provisions referred to below under “Subordination”;

•

default in the deposit of any sinking fund payment on the debt securities of that series when and as due, whether or not, in the case of the subordinated securities, such payment is prohibited by the subordination provisions referred to below under “Subordination”;

•

default in the performance of any other covenant or warranty of Boeing Capital in the respective indenture which remains unremedied for a period of 60 days after notice of default by the holders of at least 25% in principal amount of the outstanding debt securities of that series or by the trustee;

•

an event of default, as defined in any mortgage, indenture or instrument evidencing any indebtedness of Boeing Capital for money borrowed (including other series of debt securities) in excess of $35,000,000 aggregate principal amount then outstanding (except that such dollar amount shall not apply with respect to a default with respect to debt securities of any series outstanding), as a result of which such indebtedness of Boeing Capital shall have been accelerated and such acceleration shall not have been annulled or rescinded, or there having been deposited in trust a sum of money sufficient to discharge in full such indebtedness, within a period of 20 days after notice of default by the holders of at least 25% in principal amount of the outstanding debt securities of that series or by the trustee;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in a supplemental indenture with respect to debt securities of a particular series.

You should read the applicable prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provisions relating to the principal amount of such original issue discount securities due upon acceleration upon the occurrence of an event of default and its continuation.

The trustee is required, within 90 days after the occurrence of any default with respect to the debt securities of any series which is known to the trustee and is continuing, to give to the holders of the applicable series of debt securities with respect to which such default has occurred notice of such default, provided, that, except in the case of default in the payment of principal, premium, if any (including any sinking fund payment) or interest, if any, on a series of debt securities with respect to which such default has occurred, the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the holders of the debt securities of such series.

If an event of default with respect to debt securities of any series then outstanding shall have occurred and be continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may declare the principal (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) and accrued interest of all the debt securities of such series to be due and payable immediately; provided, however, that in certain cases, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may rescind and annul such declaration and its consequences.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of debt securities of such series. The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

In certain cases, the holders of not less than a majority in principal amount of an outstanding series of debt securities may, on behalf of the holders of all debt securities of such series, and any coupons appertaining to such debt securities, waive any past default with respect to such series and its consequences except a default (1) in the payment of the principal, premium, if any, or interest (except to the extent that such interest has been paid), if any, on such series of debt securities with respect to which such default has occurred, or (2) in respect of a covenant or provision in the indenture which cannot be modified or amended without the consent of each holder of each debt security of the applicable series.

We are required to file annually with the trustee a certificate as to the absence of defaults under each indenture.

The occurrence of an event of default under an indenture may give rise to a cross-default under other series of debt securities issued under such indenture and other indebtedness of ours that may be outstanding from time to time.

Notices

Except as otherwise provided in the indentures, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such debt securities. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security registers maintained by the trustee.

Modification of the Indentures

Modification and amendment of the indentures may be made by us and the trustee without the consent of any holder, for any of these purposes:

•	to evidence the succession of another corporation to Boeing Capital;

•	to add to the covenants of Boeing Capital for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Boeing Capital;

•	to add additional events of default;

•	to change any provision of the indentures to facilitate the issuance of bearer securities;

•	to change or eliminate any provision of any indenture; provided that no debt security outstanding of any series is entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of unissued debt securities;

•	to provide for the acceptance of appointment by a successor trustee; or

•

to cure any ambiguity, defect or inconsistency in the indentures; provided that any such action shall not adversely affect the interests of the holders of any series of debt securities or any related coupons in any material respect.

Modification and amendment of the indentures may be made by us and the trustee with the consent of the holders of not less than two-thirds in principal amount of the outstanding debt securities of an affected series; provided, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of the debt securities or the rate of interest on the debt securities or any premium payable upon the redemption of the debt securities;

•	change any obligation of Boeing Capital to pay additional amounts, as provided in the indentures;

•	change the place or currency of payment in which any debt security or any premium or interest on the debt securities is payable;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt securities;

•	reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the respective indentures, or reduce the requirements for quorum or voting;

•	change any obligation of Boeing Capital to maintain an office or transfer agency;

•	with respect to the senior securities, reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity of the debt securities; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or compliance with certain restrictive provisions.

Discharge and Defeasance

Under each of the indentures, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the applicable trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such debt securities have become due and payable) or to the maturity of the debt securities or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been complied with.

Each indenture further provides that, if applicable to the debt securities of any series, we may elect to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (“defeasance”) upon the irrevocable deposit by us with the trustee, in trust, of an amount of money or U.S. government obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, (i) the defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound, (ii) no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of such a trust and (iii) we have delivered to the trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and such opinion of counsel must refer to and be based upon a letter ruling of the IRS received by us, a revenue ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

The indebtedness evidenced by the subordinated securities and the payment of the principal of and premium, if any, and interest, if any, on each and all of the subordinated securities are subordinated in right of payment to the prior payment in full of senior indebtedness and, unless specifically designated as ranking junior to other subordinated debt securities of Boeing Capital, rank equally with all other subordinated debt securities of Boeing Capital which have not been specifically designated as ranking junior to other subordinated debt securities of Boeing Capital. We have not issued any subordinated debt ranking junior to the subordinated securities but we reserve the right to issue such junior subordinated debt.

If we default in the payment of any senior indebtedness, unless and until such default shall have been cured or waived, no direct or indirect payment shall be made or agreed to be made on account of the principal of and premium, if any, or interest, if any, or any additional amounts on the subordinated securities, or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of any of the subordinated securities.

If any other event of default occurs with respect to any senior indebtedness, permitting the holders of such senior indebtedness to accelerate the maturity of the senior indebtedness, then, unless and until such event of default shall have been cured or waived, no direct or indirect payment shall be made or agreed to be made on account of the principal of, or premium, if any, or interest, if any (including additional amounts) on any subordinated securities or in respect of any sinking fund for, or redemption, retirement, purchase or other acquisition of the subordinated securities, during any period of 90 days after written notice of such default shall have been given to us by any holder of senior indebtedness or during any period in which any judicial proceeding is pending in respect of such default and a notice of acceleration of the maturity of such senior indebtedness has been transmitted to us in respect of such default.

In the event of: (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment or other similar proceeding relating to Boeing Capital, its creditors or its property; (ii) any proceeding for the liquidation, dissolution or other winding up of Boeing Capital, whether voluntary or involuntary, whether or not involving bankruptcy proceedings; (iii) any assignment by Boeing Capital for the benefit of creditors; or (iv) any other marshalling of the assets of Boeing Capital, all senior indebtedness (including any interest accruing after the commencement of such proceedings) shall first be paid in full before any payment or distribution shall be made to any holder of subordinated securities.

If any such payment or distribution to be paid to the holders of senior indebtedness shall be made to any holder of subordinated securities in contravention of the foregoing and before all of the senior indebtedness shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all senior indebtedness remaining unpaid.

Senior indebtedness shall not be deemed to have been paid in full unless the holders of the senior indebtedness shall have received cash equal to the amount of senior indebtedness then outstanding. Upon payment in full of all senior indebtedness, the holders of subordinated securities shall be subrogated to all rights of any holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all amounts owing on the subordinated securities shall have been paid in full, and such amounts or distributions which otherwise would be paid or distributed to the holders of senior indebtedness, shall, as between Boeing Capital and its creditors other than the holders of senior indebtedness, on the one hand, and the holders of the subordinated securities, on the other hand, be deemed to be a payment by Boeing Capital on account of senior indebtedness and not on account of the subordinated securities.

Book-Entry Securities

Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise indicated in the applicable prospectus supplement, The Depository Trust Company (DTC), New York, New York, will act as securities depository for the debt securities, and the debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (Direct Participants) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants). The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the debt security documents. For example, Beneficial Owners of debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s NMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee or other agents, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Boeing Capital, the trustee or other agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Boeing Capital or the trustee or other agents, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its debt securities purchased or tendered, through its Participant, to the trustee or other agents, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant’s interest in the debt securities, on DTC’s records, to the trustee or other agents. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the trustee’s or other agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to Boeing Capital, the trustee or other agents. Under such circumstances, in the event that a successor depository is not obtained, debt security certificates are required to be printed and delivered.

Boeing Capital may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Boeing Capital believes to be reliable, but Boeing Capital takes no responsibility for the accuracy thereof. You should read the applicable prospectus supplement for information about any changes regarding the issuance of the debt securities or the terms thereof.

Governing Law

The indentures are and, unless otherwise indicated in a prospectus supplement, the debt securities will be governed by and construed in accordance with the laws of the State of New York.

HOW WE PLAN TO DISTRIBUTE THE DEBT SECURITIES

Method of Distribution

We may sell the debt securities to or through underwriters, to be designated from time to time, and we also may sell debt securities directly to investors or through agents or broker-dealers. In addition, we may authorize agents of Boeing Capital to solicit and receive offers from certain institutions to purchase the debt securities. Any distributor to whom or through whom we will sell debt securities will be named in the applicable prospectus supplement. Each prospectus supplement will describe the method of distribution for the debt securities offered in connection with such prospectus supplement, including the names of any underwriters or agents, the purchase price and the proceeds we will receive from the sale and any securities exchanges on which the securities of the series may be listed.

Pricing

The debt securities may be sold from time to time in one or more transactions at:

•	a fixed price or prices, subject to change;

•	market prices prevailing at the time of sale;

•	prices relating to prevailing market prices; or

•	negotiated prices.

We may determine the price or other terms of the debt securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus. The debt securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell debt securities for public offering and sale may make a market in those debt securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

Compensation to Distributors of the Debt Securities

We or purchasers of debt securities through agents or underwriters may pay compensation to the distributors of the debt securities. Such compensation may be discounts, concessions or commissions. This compensation, as well as profit received by distributors in connection with the resale of debt securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Each prospectus supplement will describe any distributor receiving compensation from us deemed to be “underwriting discounts and commissions” under the Securities Act and the compensation received by the distributor.

Indemnification of Distributors of the Debt Securities

We may enter into agreements with distributors of the debt securities to indemnify them against and provide contribution toward certain liabilities, including liabilities under the Securities Act.

Bearer Debt Securities

Each distributor of debt securities which are issuable as bearer debt securities will agree not to offer, sell or deliver, in any manner, bearer debt securities in the United States or to United States persons in connection with the original issuance of the debt securities.

Other Information

Some distributors of the debt securities or affiliates of such persons may perform services for Boeing Capital or engage in transactions with Boeing Capital in the ordinary course of business. In connection with the distribution of the debt securities, Boeing Capital may enter into swap or other hedging transactions with, or arranged by, distributors of the debt securities or affiliates of such persons. These distributors or their affiliates may receive compensation, trading gain or other benefits from these transactions.

VALIDITY OF THE DEBT SECURITIES

Legal matters in connection with the debt securities will be passed upon for us by our counsel, Winston & Strawn LLP, Chicago, Illinois, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file reports and other information with the SEC. You can inspect and copy these materials at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find our SEC filings at the SEC’s Internet website at http://www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference:

•	our annual report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 15, 2008;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, filed April 23, 2008; June 30, 2008, filed July 23, 2008; and September 30, 2008, filed October 22, 2008; and

•

all information filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until such time as all the securities covered by this prospectus have been sold.

We are not, however, incorporating by reference any documents or portions of documents, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

We will make available free of charge, upon request, copies of this prospectus and any document incorporated by reference in this prospectus, other than exhibits to these documents that are not specifically incorporated by reference into those documents, by writing or telephoning

Boeing Capital Corporation

PO Box 3707, MC 6Y1-00

Seattle, Washington 98124-2207

Attention: Treasury Department

Telephone: (425) 965-4000

Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any subsequently filed document which is also incorporated or deemed incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Boeing Capital Corporation

$

    % Senior Notes due 20

    % Senior Notes due 20

PROSPECTUS SUPPLEMENT

October     , 2009

Joint Book-Running Managers

Credit Suisse	Goldman, Sachs & Co.	J.P. Morgan